Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

Midland, Texas, April 24, 2013 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NASDAQ-CWEI) today reported its financial results for the first quarter 2013.

Financial Results for the First Quarter of 2013

Net loss attributable to Company stockholders for the first quarter of 2013 (“1Q13”) was $41.2 million, or $3.39 per share, as compared to a net income of $7.8 million, or $0.64 per share, for the first quarter of 2012 (“1Q12”). Cash flow from operations for 1Q13 was $44.3 million as compared to $52.3 million for 1Q12. As discussed below, the 1Q13 results included a non-cash, pre-tax charge of $69.5 million to write down the carrying value of the Company's Andrews County Wolfberry assets to their estimated fair value. The Company's adjusted net income, excluding the non-recurring write-down, was $2.3 million.

The key factors affecting the comparability of financial results for 1Q13 versus 1Q12 were:

•
Oil and gas sales, excluding amortized deferred revenues, decreased $10.1 million in 1Q13 versus 1Q12. Price variances accounted for an $11.7 million decrease, and production variances accounted for a $1.6 million increase. Average realized oil prices were $91.26 per barrel in 1Q13 versus $100.76 per barrel in 1Q12, and average realized gas prices were $3.31 per Mcf in 1Q13 versus $3.86 per Mcf in 1Q12. Oil and gas sales in 1Q13 also includes $2.3 million of amortized deferred revenue versus $864,000 in 1Q12 attributable to a volumetric production payment ("VPP"). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Oil and gas production per barrel of oil equivalent ("BOE") for 1Q13 was relatively flat on a BOE basis compared to 1Q12. Oil and natural gas liquids ("NGL") production accounted for 80% of the Company's total BOE production in 1Q13 versus 75% in 1Q12. See accompanying tables for additional information about the Company's oil and gas production.

•
Production costs increased 8% to $31.5 million in 1Q13 from $29.1 million in 1Q12 due primarily to a combination of an increase in the number of producing wells and higher field costs, including increased workover and maintenance activities.

•
An impairment of proved properties of $69.5 million was recorded in 1Q13 to write down the carrying value of the Company's Andrews County Wolfberry assets to their estimated fair value. Impairment of a proved property group is recognized when the estimated undiscounted future net cash flows of the property group are less than its carrying value. The assessment of this non-cash charge was triggered by the Company's commitment in April 2013 to sell the properties in a monetization transaction discussed below.

•	Loss on derivatives for 1Q13 was $6.5 million ($6.1 million non-cash mark-to-market loss and $445,000 realized loss on settled contracts) versus a loss in 1Q12 of $6.9 million ($2.5 million non-cash mark-to-market loss and $4.4 million realized loss on settled contracts). See accompanying tables for additional information about the Company's accounting for derivatives.

•
Depreciation, depletion and amortization expense increased 25% to $39.1 million in 1Q13 versus $31.2 million in 1Q12 due primarily to a 20% increase in the average depletion rate per BOE of production. Most of the increase in depletion rate related to the Company's Andrews County Wolfberry assets.

•
G&A expenses were $7.6 million in 1Q13 versus $15 million in 1Q12. Non-cash employee compensation expense from incentive compensation plans accounted for $1.5 million expense in 1Q13 versus $6.3 million expense in 1Q12. Excluding non-cash employee compensation expense, G&A expenses decreased to $6.1 million in 1Q13 from $8.8 million in 1Q12. The 2012 period included $1.2 million related to the SWR mergers and charitable contributions of $1 million.

•
Interest expense increased to $10.6 million in 1Q13 from $8.8 million in 1Q12 due primarily to the increase in the total aggregate principal amount of the revolving credit facility which increased from an average daily principal balance of $234.8 million in 1Q12 to $487 million in 1Q13.

Asset Sales

As previously announced, in April 2013 the Company entered into an agreement to monetize a substantial portion of its Andrews County Wolfberry oil and gas reserves, leasehold interests and facilities (the “Assets”). Under the agreement, the Company will sell 95% of the Assets to a financial investor for $214 million, subject to customary closing adjustments. The Company will use the proceeds from the transaction to reduce the amount outstanding on its revolving bank credit facility. At closing of the transaction, the borrowing base under the facility will be reduced from $585 million to $470 million to account for the release of collateral, providing the Company with approximately $99 million of additional availability under the facility. The transaction is scheduled to close on April 24, 2013.

The following table summarizes the proved reserves attributable to the Assets as of December 31, 2012 and average net daily production from the Assets for 1Q13, together with the related percentage of the Company's consolidated reserves and production.

	Assets	% of Total

Proved reserves as of December 31, 2012:
Oil (MMBbls)	9.8	20%
Gas (Bcf)	14.3	14%
NGL (MMBbls)	3.6	40%
Oil equivalents (MMBOE)	15.8	21%
PV-10 ($ millions)	$174.4	13%

Net daily production for 1Q13:
Oil (Bbls)	1,723	17%
Gas (Mcf)	1,909	11%
NGL (Bbls)	378	23%
Oil equivalents (BOE)	2,419	16%

Based on a gross valuation of $225 million, the transaction equates to $14.19 per BOE of proved reserves, $93,000 per BOE of average 1Q13 daily production, and 6.0 times annualized 1Q13 EBITDAX.

In connection with the transaction, the Company will contribute 5% of the Assets to a newly formed limited partnership in exchange for a 5% general partner interest, and the partnership will purchase the remaining 95% of the Assets from the Company with cash contributed by the investor as a limited partner. Upon the attainment by the limited partner of predetermined rates of return, the Company's general partner interest in the partnership may increase.

Also in April 2013, the Company sold a 75% interest in its rights to the base of the Delaware formation in approximately 12,000 net undeveloped acres in Loving County, Texas to a third party for $6.8 million. Under the terms of the agreement, the third party is required to carry the Company for all drilling and completion costs on six wells attributable to the Company's retained 25% working interest. The Company retained all rights to intervals below the Delaware formation, including the Bone Springs and Wolfcamp formations.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, April 24th at 10:00 a.m. CT (11:00 a.m. ET).  The dial-in conference number is: 877-868-1835, passcode 37045319.  The replay will be available for one week at 855-859-2056, passcode 37045319.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company's website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended March 31,
	2013	2012
REVENUES
Oil and gas sales	$98,364	$107,030
Midstream services	896	350
Drilling rig services	5,317	1,552
Other operating revenues	2,290	137
Total revenues	106,867	109,069

COSTS AND EXPENSES
Production	31,489	29,055
Exploration:
Abandonments and impairments	810	1,340
Seismic and other	2,587	2,012
Midstream services	407	258
Drilling rig services	5,068	2,430
Depreciation, depletion and amortization	39,063	31,232
Impairment of property and equipment	69,537	—
Accretion of asset retirement obligations	1,068	699
General and administrative	7,588	15,015
Other operating expenses	133	233
Total costs and expenses	157,750	82,274
Operating income (loss)	(50,883)	26,795

OTHER INCOME (EXPENSE)
Interest expense	(10,571)	(8,763)
Loss on derivatives	(6,535)	(6,909)
Other	1,949	900
Total other income (expense)	(15,157)	(14,772)
Income (loss) before income taxes	(66,040)	12,023
Income tax (expense) benefit	24,831	(4,244)
NET INCOME (LOSS)	$(41,209)	$7,779

Net income (loss) per common share:
Basic	$(3.39)	$0.64
Diluted	$(3.39)	$0.64
Weighted average common shares outstanding:
Basic	12,165	12,164
Diluted	12,165	12,164

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	March 31,	December 31,
	2013	2012
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$18,578	$10,726
Accounts receivable:
Oil and gas sales	36,901	32,371
Joint interest and other, net	10,128	16,767
Affiliates	1,360	353
Inventory	39,108	41,703
Deferred income taxes	8,045	8,560
Fair value of derivatives	2,496	7,495
Prepaids and other	6,897	6,495
	123,513	124,470
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,633,160	2,570,803
Pipelines and other midstream facilities	51,075	49,839
Contract drilling equipment	91,423	91,163
Other	20,239	20,245
	2,795,897	2,732,050
Less accumulated depreciation, depletion and amortization	(1,416,492)	(1,311,692)
Property and equipment, net	1,379,405	1,420,358

OTHER ASSETS
Debt issue costs, net	9,720	10,259
Fair value of derivatives	3,146	4,236
Investments and other	17,081	15,261
	29,947	29,756
	$1,532,865	$1,574,584

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$57,686	$73,026
Oil and gas sales	32,351	32,146
Affiliates	349	164
Accrued liabilities and other	21,082	15,578
	111,468	120,914
NON-CURRENT LIABILITIES
Long-term debt	844,598	809,585
Deferred income taxes	130,486	155,830
Asset retirement obligations	51,468	51,477
Deferred revenue from volumetric production payment	35,350	37,184
Accrued compensation under non-equity award plans	21,179	20,058
Other	909	920
	1,083,990	1,075,054

STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,527	152,527
Retained earnings	183,664	224,873
Total stockholders' equity	337,407	378,616
	$1,532,865	$1,574,584

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(41,209)	$7,779
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	39,063	31,232
Impairment of property and equipment	69,537	—
Exploration costs	810	1,340
(Gain) loss on sales of assets and impairment of inventory, net	(362)	96
Deferred income tax expense (benefit)	(24,831)	4,244
Non-cash employee compensation	1,471	6,257
Unrealized loss on derivatives	6,090	2,493
Accretion of asset retirement obligations	1,068	699
Amortization of debt issue costs and original issue discount	570	508
Amortization of deferred revenue from volumetric production payment	(2,274)	(864)
Changes in operating working capital:
Accounts receivable	1,102	(2,762)
Accounts payable	(12,386)	(6,772)
Other	5,646	8,083
Net cash provided by operating activities	44,295	52,333
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(74,461)	(164,845)
Proceeds from volumetric production payment	439	44,423
Proceeds from sales of assets	481	1
(Increase) decrease in equipment inventory	3,890	(12,326)
Other	(1,792)	(68)
Net cash used in investing activities	(71,443)	(132,815)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	35,000	95,000
Net cash provided by financing activities	35,000	95,000
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,852	14,518
CASH AND CASH EQUIVALENTS
Beginning of period	10,726	17,525
End of period	$18,578	$32,043

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended March 31,
	2013	2012

Net income (loss)	$(41,209)	$7,779
Interest expense	10,571	8,763
Income tax expense (benefit)	(24,831)	4,244
Exploration:
Abandonments and impairments	810	1,340
Seismic and other	2,587	2,012
Net (gain) loss on sales of assets and impairment of inventory	(362)	96
Depreciation, depletion and amortization	39,063	31,232
Impairment of property and equipment	69,537	—
Accretion of asset retirement obligations	1,068	699
Amortization of deferred revenue from volumetric production payment	(2,274)	(864)
Non-cash employee compensation	1,471	6,257
Unrealized loss on derivatives	6,090	2,493
	$62,521	$64,051

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended March 31,
	2013	2012
Oil and Gas Production Data:
Oil (MBbls)	938	929
Gas (MMcf)	1,626	2,013
Natural gas liquids (MBbls)	145	100
Total (MBOE)	1,354	1,365

Average Realized Prices (a) (b):
Oil ($/Bbl)	$91.26	$100.76
Gas ($/Mcf)	$3.31	$3.86
Natural gas liquids ($/Bbl)	$32.77	$45.87

Loss on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Net realized loss	$(445)	$(4,416)
Per unit produced ($/Bbl)	$(0.47)	$(4.75)

Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	1,734	1,102
Other	5,084	5,699
Austin Chalk/Eagle Ford Shale	3,364	2,995
Other	240	413
Total	10,422	10,209

Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	1,124	649
Other (c)	9,668	12,234
Austin Chalk/Eagle Ford Shale	2,098	2,147
Other	5,177	7,091
Total	18,067	22,121

Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	265	—
Other (c)	1,121	746
Austin Chalk/Eagle Ford Shale	218	267
Other	7	86
Total	1,611	1,099

(Continued)

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended March 31,
	2013	2012
Oil and Gas Costs ($/BOE Produced):
Production costs	$23.26	$21.29
Production costs (excluding production taxes)	$19.68	$17.29
Oil and gas depletion	$26.17	$21.77

General and Administrative Expenses (in thousands):
Excluding non-cash employee compensation	$6,117	$8,758
Non-cash employee compensation (d)	1,471	6,257
Total	$7,588	$15,015
______

(a)
Oil and gas sales for 2013 includes $2.3 million for the three months ended March 31, 2013 and $864,000 for the three months ended March 31, 2012 of amortized deferred revenue attributable to the volumetric production payment (“VPP”) effective March 1, 2012. The calculation of average realized sales prices for 2013 excludes production of 30,488 barrels of oil and 7,533 Mcf of gas for the three months ended March 31, 2013 and 11,377 barrels of oil and 4,699 Mcf of gas for the three months ended March 31, 2012 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2013 or 2012 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2013 and 2012 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)
Prior to 2013, certain purchasers of the Company's casinghead gas accounted for the value of extracted NGL in the price paid for gas production at the wellhead. During the quarter ended March 31, 2013, the Company began separating these products, when possible, resulting in a reduction in natural gas volumes of approximately 1,900 Mcf per day related to plant shrinkage and an increase in extracted NGL volumes of approximately 500 BOE per day. Periods for 2012 have not been adjusted to conform to the 2013 presentation.

(d)	Non-cash employee compensation relates to the Company’s non-equity award plans.

CLAYTON WILLIAMS ENERGY, INC. SUMMARY OF OPEN COMMODITY DERIVATIVES (Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2013.

	Oil		Gas
Swaps:	Bbls	Price	MMBtu (a)	Price
Production Period:
2nd Quarter 2013	648,000	$93.94	390,000	$3.34
3rd Quarter 2013	300,000	$104.60	360,000	$3.34
4th Quarter 2013	300,000	$104.60	330,000	$3.34
2014	600,000	$99.30	—	$—
	1,848,000		1,080,000
_____

(a)	One MMBtu equals one Mcf at a Btu factor of 1,000.